EXHIBIT 3.3

      FILED
IN THE OFFICE OF THE
 SECRETARY OF STATE
  STATE OF NEVADA
    AUG 09 1999
   NO. C28590-97
  /s/ DEAN HELLER
    DEAN HELLER
SECRETARY OF STATE



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                         WADE COOK FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                               Name of Corporation

     We the undersigned           Wade B. Cook             and
                          President or Vice President

Laura M. Cook of Wade Cook Financial Corporation
Secretary

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 2nd day of June, 1999, adopted a resolution to amend the original articles as follows:

Article III is amended to read as follows:
------------------------------------------
     Article III: The number of shares the corporation is authorized to issue is one hundred and forty million (140,000,000) shares of Common Stock with a par value of $.001 per share and five million (5,000,000) shares of Preferred Stock, with a par value of $10.00 per share. Shares of either the common or preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series may have such distinctive designation of title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of stock shall have such voting powers, full or limited, or no voting power, and such other relative, participating, optional or other rights, redemption provisions (including sinking fund provisions), dividend rates, liquidation preferences and conversion rights, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with laws of the State of Nevada. Any action by the Board of Directors under this section shall require the affirmative vote of a majority of the members of the Board of Directors then in office.


Article V is amended to read as follows:
----------------------------------------
     Article V: The governing board of the Corporation shall be styled as "Directors." The initial Board of Directors shall consist of ten (10) members and may be increased or decreased from time to time in the manner specified in the Bylaws of this Corporation; provided, however, that the number shall not be less than three (3) nor more than twelve (12). In case of an increase in the number of directors, the additional director or directors shall be elected by the shareholders at an annual meeting or at a special meeting called for that purpose. In case of a vacancy in the Board of Directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

     The directors of the Corporation will be divided into three classes: Class I, Class II and Class III. Such classes must be as nearly equal in number as possible. The term of the initial Class I directors will expire at the first annual meeting of the shareholders following designation; the term of the initial Class II directors will expire at the second annual meeting of the shareholders following designation; and the term of the initial Class III directors will expire at the third annual meeting of the shareholders following designation. Thereafter, the term of office of a director shall be three (3) years. If the number of directors is increased or decreased in the manner specified in the Bylaws, such change will be apportioned among the classes so that after the change, the classes will remain as nearly equal in number as possible.

     Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, the provisions of the Article V may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation without the affirmative vote of the holders of at least two-thirds (2/3) of the Corporation's outstanding Common Stock.

     The names and street addresses and class designations of the initial directors of the Corporation is as follows:

     Wade B. Cook, 14675 Interurban Ave. S., Seattle, WA 98168. Class I


Article VIII is amended to read as follows:
-------------------------------------------
     Article VIII: Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any right which such directors, officers or representatives may or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 64,383,730; that the said change(s) and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                       /s/ Wade B Cook
                                       -----------------------------------------
                                                     President or Vice President


                                       /s/ Laura M. Cook
                                       -----------------------------------------
                                                Secretary or Assistant Secretary



State of Washington    )
                       ) ss.
County of King         )

     On July 22, 1999, personally appeared before me, a Notary Public, Wade B. Cook & Laura M. Cook, who acknowledged that they executed the above instrument.



                                       /s/ Patricia A. Sanders
                                       -----------------------------------------
                                                             Signature of Notary



[Notary Seal of Patricia A. Sanders
 Notary Public for the State of Washington]